EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Calpine Corporation (the “Company”) on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge, based upon a review of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN B. (THAD) HILL III	/s/ ZAMIR RAUF
John B. (Thad) Hill III	Zamir Rauf
President,	Executive Vice President and
Chief Executive Officer and Director	Chief Financial Officer
Calpine Corporation	Calpine Corporation
Dated: February 24, 2020
A signed original of this written statement required by Section 906 has been provided to Calpine Corporation and will be retained by Calpine Corporation and furnished to the Securities and Exchange Commission or its staff upon request.